SUNEDISON ANNOUNCES PLANNED SEPARATION OF ITS SEMICONDUCTOR BUSINESS

St. Peters, MO, August 22, 2013 - SunEdison, Inc. (NYSE: SUNE) announced today that its Board of Directors has unanimously approved an initial public offering of its semiconductor business to create SunEdison Semiconductor, Inc. SunEdison plans to sell a minority ownership interest in the semiconductor business to the public. SunEdison expects to use proceeds from the separation to fund initiatives related to the solar business, to repay existing indebtedness and for general corporate purposes.

The newly formed SunEdison Semiconductor will operate as an independent company with a new board of directors.

“Today's announcement represents the next evolution in our strategic plan to better position both our solar and semiconductor businesses for sustainable, long-term success,” said Ahmad Chatila, Chief Executive Officer of SunEdison. “This new structure will allow each independent company to pursue its shareholder value generating strategies, focus on key markets and customers, optimize capital structures, and enhance access to growth capital for each company in the years ahead. Given the significant accomplishments of the businesses to date, it is the right time for this transaction which we believe maximizes value to our investors while benefiting our customers and employees.”

Transaction Details
SunEdison expects to file a registration statement with the Securities and Exchange Commission (SEC) in the third quarter of 2013, with the initial public offering scheduled by early 2014, subject to market conditions. A final decision regarding the amount of interest to be sold to the public at the time of the initial public offering will be determined by SunEdison's Board of Directors at a date to be determined.

Completion of the initial public offering and related items are subject to certain customary conditions, including approval by SunEdison's Board of Directors of the final terms of the initial public offering, receipt of all regulatory approvals, including the effectiveness of the registration statement filed with the SEC.

This press release is not an offer to sell or a solicitation of offers to buy any securities. If an initial public offering is made, such offers will be made only by a prospectus filed with the SEC.

Conference Call
SunEdison plans to host a conference call September 9, 2013 at 8:00 a.m. ET to discuss the transaction in more detail, including an update on our future growth prospects in the solar market and the impact of this transaction on our capital structure. A live webcast will be available on the company's web site at www.sunedison.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

About SunEdison
SunEdison is a global leader in semiconductor and solar technology. SunEdison's semiconductor business has been a pioneer in the design and development of silicon wafer technologies for over 50 years. With R&D and manufacturing facilities in the U.S., Europe and Asia, SunEdison enables the next generation of high performance semiconductor devices. SunEdison's solar business develops, finances, installs and operates distributed power plants, delivering fully managed, predictably priced solar energy services for its commercial, government and utility customers. SunEdison's common stock is listed on the New York Stock Exchange under the symbol “SUNE.” For more information about SunEdison, please visit www.sunedison.com.

Contacts:
Media:
Bill Michalek
Director, Corporate Communications
(636) 474-5443

Investors/Analysts:
Chris Chaney
Director, Investor Relations
(636) 474-5226

Forward-Looking Statements
Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the potential initial public offering of SunEdison's semiconductor business and the anticipated timing of such transaction, and the expected use of the proceeds received by SunEdison in the separation. These statements involve risks and uncertainties, including among other things, market conditions, unforeseen regulatory issues and the failure to satisfy any of the conditions to such transaction that may cause results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release and are subject to uncertainty and changes. Given these circumstances, you should not place undue reliance on these forward-looking statements. SunEdison expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

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